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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Independent Auditors", "Summary Financial Data", and "Selected Financial Information" in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-115819) and related Prospectus of Jo-Ann Stores, Inc. for the registration of $100,000,000 of 7.50% Senior Subordinated Notes due 2012 and to the incorporation by reference therein of our report dated March 8, 2004, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 8, 2004